Calculation of Filing Fee Tables
S-8
Aktis Oncology, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share, issuable pursuant to the exercise of outstanding options granted under the Aktis Oncology, Inc. 2020 Equity Incentive Plan	Other	5,899,867	$ 10.76	$ 63,482,568.92	0.0001381	$ 8,766.94
2	Equity	Common stock, par value $0.0001 per share, reserved for future issuance under the Aktis Oncology, Inc. 2026 Equity Incentive Plan	Other	2,289,175	$ 18.00	$ 41,205,150.00	0.0001381	$ 5,690.43
3	Equity	Common stock, par value $0.0001 per share, issuable pursuant to the exercise of outstanding options granted under the Aktis Oncology, Inc. 2026 Equity Incentive Plan	Other	1,720,277	$ 18.00	$ 30,964,986.00	0.0001381	$ 4,276.26
4	Equity	Common stock, par value $0.0001 per share, reserved for future issuance under the Aktis Oncology, Inc. Employee Stock Purchase Plan	Other	27,843	$ 18.00	$ 501,174.00	0.0001381	$ 69.21
Total Offering Amounts:						$ 136,153,878.92		$ 18,802.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,802.84
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock") of Aktis Oncology, Inc. (the "Registrant") that become issuable under the Aktis Oncology, Inc. 2020 Equity Incentive Plan (the "2020 Plan"), the Aktis Oncology, Inc. 2026 Equity Incentive Plan (the "2026 Plan") and the Aktis Oncology, Inc. 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (B) Represents shares of Common Stock issuable upon the exercise of stock options granted under the 2020 Plan. No additional stock awards will be granted under the 2020 Plan. Any shares underlying outstanding options granted under the 2020 Plan and that are (i) delivered, withheld, or surrendered in payment of the exercise or purchase price of such stock award, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation, or (iii) subject to a stock-settled award or stock award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which such stock award related, will become available for the grant of shares awarded under the 2026 Plan. (C) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $10.76, which is the weighted-average exercise price for stock options outstanding under the 2020 Plan as of the date of this Registration Statement.

[2]	(A) See note 1(A). (B) Shares of common stock reserved for future issuance under the 2026 Plan consists of: (i) 2,289,175 shares of Common Stock available for future issuance under the 2026 Plan, and (ii) any shares of Common Stock made available for issuance under the 2026 Plan as discussed in footnote 1(B), if any. To the extent outstanding awards under the 2026 Plan are (a) not issued because such award is settled in cash, (b) delivered, withheld, or surrendered in payment of the exercise or purchase price of such stock award, (c) delivered, withheld, or surrendered to satisfy any tax withholding obligation, or (d) subject to a stock-settled award or stock award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which such stock award related, the shares of Common Stock subject to such awards will be available for future issuances as Common Stock under the 2026 Plan. (C) The number of shares reserved for issuance under the 2026 Plan will automatically increase on January 1st of each year, starting on January 1, 2027 and continuing through January 1, 2036, in an amount equal to up to five percent (5%) of the shares of Common Stock, shares of Class A common stock of the Company, and prefunded warrants to purchase shares of Common Stock outstanding on the last day of the immediately preceding calendar year; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of the Registrant's Common Stock. (D) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Common Stock of $18.00 per share (the "IPO Price"), as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-292283), as amended, that was declared effective on January 8, 2026.

[3]	(A) See note 1(A). (B) Represents 1,720,277 shares of Common Stock issuable upon the exercise of stock options granted under the 2026 Plan. (C) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price is the exercise price for stock options outstanding under the 2026 Plan as of the date of this Registration Statement.

[4]	(A) See note 1(A). (B) Represents 27,843 shares of Common Stock reserved for future issuance under the ESPP. (C) The number of shares reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2027 and continuing through January 1, 2036, in an amount equal to up to one percent (1%) of the shares of Common Stock, shares of Class A common stock of the Company, and prefunded warrants to purchase shares of Common Stock outstanding on the last day of the immediately preceding calendar year (subject to adjustment for stock dividends, stock splits, recapitalizations or similar transactions); provided, however, that the Registrant's compensation committee of the board of directors may act prior to January 1 of a given year to provide that there will be no increase for such calendar year or the increase for such year will be a lesser number of shares than the amount set forth above. (D) Estimated solely for the purpose of calculating the registration in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the IPO Price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A